Exhibit 99.1

SCAN TO VIEW MATERIALS & VOTE SCAN TO ` HCM II ACQUISITION CORP. 100 First Stamford Place, Suite 330 Stamford, Connecticut 06902 United States VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut - off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ [TBD] You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V79298 - [TBD] HCM II ACQUISITION CORP. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement): 1 . The Business Combination Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the Business Combination Agreement, dated as of March 26 , 2025 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “ Business Combination Agreement ”), by and among HCM II Acquisition Corp . , a Cayman Islands exempted company (“ HCM II ”), HCM II Merger Sub Inc . , a Delaware corporation and a direct wholly owned subsidiary of HCM II (“ Merger Sub ”), and Terrestrial Energy Inc . , a Delaware corporation (referred to herein prior to the closing of the transactions contemplated by the Business Combination Agreement (the “ Business Combination ”) as “ Terrestrial Energy ”, and, subsequent to the Business Combination, as “ Terrestrial Energy Opco ”), pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “ Closing ,” and the date of the Closing, the “ Closing Date ”) and following the Domestication (as defined below), Merger Sub will merge with and into Terrestrial Energy (the “ Merger ”), with Terrestrial Energy surviving as a wholly - owned subsidiary of HCM II, resulting in a combined company whereby HCM II will be the sole stockholder of Terrestrial Energy Opco, and substantially all of the assets and the business of the combined company will be held and operated by Terrestrial Energy Opco and its subsidiaries and the transactions contemplated thereby . 2 . The Domestication Proposal — To consider and vote upon a proposal to approve, by special resolution, of holders of Class B ordinary shares, par value $ 0 . 0001 per share, of HCM II (each an “ HCM II Class B Ordinary Share ”), a change in the corporate structure and domicile of HCM II, which will be accomplished by continuation of HCM II from an exempted company incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “ Domestication ”) . The Domestication will be effected at least one (1) day prior to the Closing Date by HCM II filing a certificate of corporate domestication and the proposed new certificate of incorporation (the “ Proposed Certificate of Incorporation ”) with the Delaware Secretary of State and filing an application to de - register with the Registrar of Companies of the Cayman Islands . Upon the effectiveness of the Domestication, HCM II will become a Delaware corporation and in connection with the Business Combination will change its corporate name to “Terrestrial Energy Inc . ” (HCM II following the Business Combination, “ New Terrestrial Energy ”) and all outstanding securities of HCM II will convert to outstanding securities of New Terrestrial Energy 3 A . The BCA Stock Issuance Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, including for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635 (a), (b) and (d), the issuance or potential issuance of (i) common stock, par value $ 0 . 0001 per share, of New Terrestrial Energy (“ New Terrestrial Common Shares ”) to the holders of Terrestrial Energy capital stock (“ Terrestrial Stockholders ”) and to holders of the eight percent ( 8% ) Convertible Note due 2026 issued by Terrestrial Energy (the “ Terrestrial Convertible Notes ”) and warrants to purchase shares or other equity interests of Terrestrial Energy (“ Terrestrial Warrants ”), and (ii) any other issuances of common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements HCM II has entered, or may enter, into prior to Closing other than in connection with the private placements pursuant to which HCM II has agreed to issue and sell immediately prior to or substantially concurrently with the Closing (“ PIPE Financing ”) . 3 B . The PIPE Stock Issuance Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, including for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635 (a), (b) and (d), the issuance or potential issuance of issuances of common stock in connection with the PIPE Financing . 4 . Organizational Documents Proposal — To consider and vote upon a proposal to approve, by special resolution, the Proposed Certificate of Incorporation and the proposed new by - laws (the “ Proposed By - Laws ” and, together with the Proposed Certificate of Incorporation, the “ Proposed Organizational Documents ”) of New Terrestrial Energy in connection with the Business Combination . For Against Abstain 5 The Advisory Organizational Documents Proposals — To consider and vote upon the following three separate proposals (collectively, the “ Advisory Organizational Documents Proposals ”) to approve on an advisory, non - binding basis by special resolution the following material differences between the amended and restated memorandum and articles of association of HCM II (as may be amended from time to time, the “ Cayman Constitutional Documents ”) and the Proposed Organizational Documents : 5A . Advisory Organizational Documents Proposal 5 A — Under the Proposed Organizational Documents, New Terrestrial Energy would be authorized to issue (A) 500 , 000 , 000 shares of common stock, par value $ 0 . 0001 per share (“ New Terrestrial Common Shares ”) and (B) 1 , 000 , 000 shares of preferred stock, par value $ 0 . 0001 per share (“ New Terrestrial Preferred Stock ”) . 5B . Advisory Organizational Documents Proposal 5 B — The Proposed Organizational Documents would adopt (a) Delaware as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 , as amended, and the Securities Exchange Act of 1934 , as amended (the “ Exchange Act ”) . 5C . Advisory Organizational Documents Proposal 5 C — The Proposed Certificate of Incorporation would require the affirmative vote of at least two - thirds of the total voting power of all then - outstanding shares of New Terrestrial Energy to amend, alter, repeal or rescind certain provisions of the Proposed Certificate of Incorporation . 6 . The Incentive Plan Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the Terrestrial Energy Inc . 2025 Equity Incentive Plan (the “ New Equity Incentive Plan ”) . 7 . The Director Election Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the election of nine (9) directors to serve staggered terms on the New Terrestrial Energy board of directors until the date of the first, second and third annual stockholder meetings to be held following the date of Closing, or until any such director’s successor is duly elected and qualified, subject to such director’s earlier death, disqualification, resignation, or removal . 8 . The Adjournment Proposal — To consider and vote upon a proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting, (ii) if HCM II determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate the Domestication, the Merger or any other transaction contemplated by the Business Combination Agreement or the related agreements . NOTE : In their discretion, the proxies are authorized to vote upon such other matters may properly come before the meeting and any adjournment or postponement thereof For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V79299 - [TBD] HCM II ACQUISITION CORP. Extraordinary General Meeting of Shareholders [TBD], 2025 [TBD] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholders hereby appoint(s) Shawn Matthews, Steven Bischoff and Shawn P . Matthews, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A ordinary shares, par value $ 0 . 0001 per share of HCM II ACQUISITION CORP . that the shareholder(s) are entitled to vote at the Extraordinary General Meeting of Shareholders to be held at [TBD], on [TBD], 2025 , at www . virtualshareholdermeeting . com/ [TBD], and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein . If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters . Continued, and must be signed and dated on the other side